As filed with the Securities and Exchange Commission on May 14, 2003
                         Registration File No. 33-42548


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                        Post-Effective Amendment No. 1 to
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         CYBER MERCHANTS EXCHANGE, INC.
              (Exact name of small business issuer in its charter)

          CALIFORNIA                      7370                95-4597370
(State or other jurisdiction of     (primary standard     (I.R.S. Employer
 incorporation or organization)      industrial code)     Identification Number)

                           4349 Baldwin Avenue, Unit A
                           El Monte, California 91731
                                 (626) 636-2530
          (Address and telephone number of principal executive offices)


        Agent for Service:                                   With a Copy to:
      Frank Yuan, President                                  Derek Woolston
   CYBER MERCHANTS EXCHANGE, INC.                       QED Law Group, P.L.L.C.
    4349 Baldwin Avenue, Unit A                          3200 N.W. 68th Street
    El Monte, California  91731                       Seattle, Washington  98117
        (626) 636-2530                                       (206) 781-7887

 (Name, address, including zip code, and telephone number of agent for service)

     THIS POST-EFFECTIVE AMENDMENT DEREGISTERS THOSE SHARES OF COMMON STOCK
         THAT REMAIN UNSOLD HEREUNDER AS OF THE EFFECTIVE DATE HEREOF.

If the only shares being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                          DEREGISGTRATION OF SECURITIES

On July 28, 2000, Cyber Merchants Exchange, Inc. filed a registration statement on Form S-3 (No. 33-42548) (the "Registration Statement"), to register 1,255,900 shares of its common stock for resale from time to time by selling shareholders. The Registration Statement was declared effective by the Commission on August 23, 2000.

The Registration Statement was filed in order to register shares of Cyber Merchants common stock issued to private placement investors in June 2000. Based on the records of Cyber Merchants' transfer agent, of the 1,255,900 shares registered under the Registration Statement, the selling shareholders resold an aggregate of 500,250 shares of Cyber Merchants common stock under the Registration Statement.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-B, Cyber Merchants respectfully requests that the Commission remove from registration a total of 755,650 shares that remain unsold under the Registration Statement. Cyber Merchants is requesting the removal from registration of these shares as its obligation to maintain the effectiveness of the Registration Statement has expired.

Accordingly, Cyber Merchants hereby de-registers 755,650 shares of its common stock registered pursuant to the Registration Statement remaining unsold thereunder.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California on May 14, 2003.

                                               CYBER MERCHANTS EXCHANGE, INC.


                                          By:  /s/ Frank S. Yuan
                                               --------------------------------
                                               Frank S. Yuan, President and CEO


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



     /s/ Frank S. Yuan                                    Date:  May 14, 2003
-----------------------------------------------------           ----------------
     Frank S. Yuan, Chairman of the Board,
     Chief Executive Officer and Principal Financial
     Officer


     /s/ Charles H. Rice                                  Date:  May 14, 2003
-----------------------------------------------------           ----------------
     Charles H. Rice, Director


     /s/ Deborah Shamaley                                 Date:  May 14, 2003
-----------------------------------------------------           ----------------
     Deborah Shamaley, Director


                                                          Date:  May 14, 2003
-----------------------------------------------------           ----------------
     John F. Busey, Director


     /s/ James L. Vandeberg                               Date:  May 14, 2003
-----------------------------------------------------           ----------------
     James L. Vandeberg, Director


     /s/ Donald C. McNabb                                 Date:  May 14, 2003
-----------------------------------------------------           ----------------
       Donald C. McNabb, Director


     /s/ Mary B. McNabb                                   Date:  May 14, 2003
-----------------------------------------------------           ----------------
       Mary B. McNabb, Director